_____________________________________________________________________
Press Release
For immediate release
_____________________________________________________________________
Invesco Reports Results for Three Months Ended
March 31, 2011

Investor Relations Contact: Jordan Krugman       404-439-4605
Media Relations Contact:     Doug Kidd                404-479-2922

Atlanta, April 27, 2011 --- Invesco Ltd. (NYSE: IVZ) reported adjusted earnings per share of $0.41 for the first quarter of 2011 (fourth quarter 2010: $0.44; first quarter 2010: $0.27). Adjusted net income was $191.7 million for the first quarter (fourth quarter 2010: $209.3 million; first quarter 2010: $120.0 million). On a U.S. GAAP basis, diluted earnings per share were $0.38 for the first quarter (fourth quarter 2010: $0.37; first quarter 2010: $0.21), and net income attributable to common shareholders was $177.5 million (fourth quarter 2010: $175.2 million; first quarter 2010: $95.0 million).

“Invesco’s continued focus on providing strong, long-term investment performance to our clients contributed to net long-term inflows of $6.6 billion for the quarter,” said Martin L. Flanagan, president and CEO. “Consistent with our six-year track record of progressively increasing the dividend, and reflecting the firm’s continued financial strength, we are raising the quarterly dividend to 12.25 cents per share, an increase of 11.4%.”

Non-GAAP Financial Measures Summary	Q1-11	Q4-10	Q1-10
Net revenues(1)	$751.8m	$761.7m	$544.4m
Adjusted operating margin(1)	36.2%	36.8%	33.6%
Adjusted net income(1)	$191.7m	$209.3m	$120.0m
Adjusted EPS(1)	$0.41	$0.44	$0.27
Ending assets under management (in billions)	$641.9	$616.5	$457.7
Average assets under management (in billions)	$630.2	$616.0	$449.6

U.S. GAAP Financial Measures Summary	Q1-11	Q4-10	Q1-10
Operating revenues	$1,027.3m	$1,028.5m	$719.1m
Operating margin	22.0%	19.3%	19.0%
Net income attributable to common shareholders	$177.5m	$175.2m	$95.0m
Diluted EPS	$0.38	$0.37	$0.21
Ending assets under management (in billions)	$641.9	$616.5	$457.7
Average assets under management (in billions)	$630.2	$616.0	$449.6

(1)
Net revenues, adjusted operating margin, adjusted net income and adjusted EPS are all non-GAAP financial measures. See the information on pages 8 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at March 31, 2011 were $641.9 billion (December 31, 2010: $616.5 billion), an increase of $25.4 billion during the first quarter. Net market gains led to a $12.9 billion increase in AUM during the first quarter, compared to a $24.2 billion increase in the fourth quarter of 2010. Foreign exchange rate movements led to a $3.3 billion increase in AUM during the first quarter, compared to a $1.4 billion increase in the fourth quarter of 2010.

Long-term net inflows were $6.6 billion for the first quarter, compared to net outflows of $17.0 billion for the fourth quarter of 2010, and included $8.1 billion of net inflows of ETF, UIT and Passive AUM compared to fourth quarter net outflows of $14.6 billion. The fourth quarter outflows included a low fee institutional passive mandate of $18.6 billion. Net long term outflows of AUM excluding ETF, UIT and Passive were $1.5 billion during the first quarter compared to fourth quarter net outflows of $2.4 billion. Institutional money market net inflows were $2.6 billion for the first quarter, compared to $1.6 billion net outflows for the fourth quarter of 2010.

Average AUM during the first quarter were $630.2 billion, compared to $616.0 billion for the fourth quarter of 2010, a 2.3% increase.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in our Form 10-K for the year ended December 31, 2010, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business and they are consistent with internal management reporting.

Non-GAAP Earnings

This section discusses the company’s first quarter 2011 compared to the fourth quarter 2010 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income and adjusted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 8 through 12 of this release.

Net revenues decreased by $9.9 million (1.3%) to $751.8 million in the first quarter from $761.7 million in the fourth quarter of 2010. The decrease was principally due to a decrease in performance fees earned in the first quarter compared to the fourth quarter. Foreign exchange rate changes increased first quarter net revenues by $6.6 million when compared to the fourth quarter of 2010.

Investment management fees, as adjusted, increased $17.0 million (2.1%) to $816.1 million in the first quarter from $799.1 million in the fourth quarter of 2010. Foreign exchange rate changes increased first quarter management fees by $9.1 million when compared to fourth quarter of 2010. The increase in management fees correlates with higher average AUM, although the two fewer days in the first quarter compared to the fourth quarter reduced retail management fees. The first quarter management fees from our alternative asset class were reduced by $7.5 million as compared to the fourth quarter of 2010 as a large fund became substantially invested.

Service and distribution fees, as adjusted, decreased $3.3 million (1.6%) to $198.7 million in the first quarter from $202.0 million in the fourth quarter of 2010. The decrease included a $2.0 million reduction in 12b-1 distribution fees, a result of fewer B-share class sales and continued conversion of B-share fee structures to class A-shares.

Performance fees in the first quarter were $3.8 million compared to $18.7 million in the fourth quarter of 2010. Other revenues, as adjusted, in the first quarter decreased $1.9 million (5.5%) to $32.7 million from $34.6 million in the fourth quarter of 2010.

Third-party distribution, service and advisory expenses, as adjusted, were $299.5 million in the first quarter compared to $292.7 million in the fourth quarter of 2010. The increase of $6.8 million (2.3%) is consistent with the growth in average AUM. Foreign exchange rate changes increased the first quarter third-party distribution, services and advisory expenses by $3.6 million.

Total operating expenses, as adjusted, decreased by $1.8 million (0.4%) to $479.7 million in the first quarter from $481.5 million in the fourth quarter of 2010. Foreign exchange rate changes increased operating expenses, as adjusted, by $5.4 million when compared to the fourth quarter of 2010.

Employee compensation expenses, as adjusted, decreased by $5.4 million (1.8%) to $299.7 million in the first quarter from $305.1 million in the fourth quarter of 2010. Base salary increases, seasonally higher payroll taxes and higher severance costs were offset by reduced share-based and bonus expenses, including reduced bonus expenses associated with performance fees. Foreign exchange rate changes increased first quarter employee compensation expenses by $3.5 million when compared to fourth quarter of 2010.

Marketing expenses, as adjusted, increased by $1.9 million (3.7%) to $53.8 million in the first quarter from $51.9 million in the fourth quarter of 2010. The increase in marketing expenses reflects increased advertising in the U.S. during the first quarter.

Property, office and technology expenses, as adjusted, decreased $1.7 million (2.6%) to $64.6 million in the first quarter from $66.3 million in the fourth quarter of 2010. Additional property costs associated with the opening of our Hyderabad office during the first quarter were offset by reduced outsourced administration costs.

General and administrative expenses, as adjusted, increased $3.4 million (5.8%) to $61.6 million in the first quarter from $58.2 million in the fourth quarter of 2010. Foreign exchange rate changes added $1.0 million to these expenses when compared to fourth quarter of 2010 and greater UK irrecoverable VAT expense contributed to the remaining increase.

Non-operating other income and expenses included reduced gains from partnership and seed money investments in the first quarter when compared to the fourth quarter of 2010. Investment gains realized on seed investments during the first quarter were $3.2 million compared to fourth quarter of 2010 gains of $6.2 million. The effective tax rate increased to 27.6% for the first quarter from 26.0% for the fourth quarter of 2010 as the fourth quarter included certain beneficial adjustments to tax positions to reflect actual tax returns filed.

U.S. GAAP Earnings

Operating revenues decreased 0.1% to $1,027.3 million in the first quarter from $1,028.5 million in the fourth quarter of 2010. Operating expenses decreased by 3.4% to $801.6 million in the first quarter from $829.8 million in the fourth quarter of 2010.

Operating expenses included $7.9 million of transaction and integration charges incurred in the first quarter (fourth quarter 2010: $26.7 million). Included within general and administrative expenses in the fourth quarter of 2010 was a charge of $15.3 million relating to a levy from the U.K. Financial Services Compensation Scheme.

The effective tax rate, excluding noncontrolling interests, increased to 29.9% for the first quarter from 24.1% for the fourth quarter of 2010 as the fourth quarter included higher tax deductible transaction and integration charges when compared to previous estimates.

Capital Management

Cash and cash equivalents were $471.9 million at March 31, 2011 compared to $740.5 million at December 31, 2010. Long-term debt was $1,332.7 million at March 31, 2011 compared to $1,315.7 million at December 31, 2010. The credit facility balance was $587.0 million at March 31, 2011 compared to $570.0 million at December 31, 2010.

During the first quarter, the company made share repurchases of $53.1 million, representing 2.1 million shares at a weighted average share price of $25.58 (fourth quarter 2010: $64.5 million, representing 2.9 million shares at a weighted average share price of $21.99). The staff annual cash bonus payments were also funded during the first quarter and occurred in conjunction with new share-based awards that will vest over four years.

Today the company is announcing a first-quarter cash dividend of 12.25 cents per share to holders of common shares, an 11.4% increase from the 2010 quarterly dividends. The dividend is payable on June 8, 2011 to shareholders of record at the close of business on May 20, 2011.

Headcount

As of March 31, 2011, the company had 6,191 employees, an increase of 574 employees during the first quarter (December 31, 2010: 5,617 employees). The increase is attributable to the opening of our Hyderabad, India facility.

# # #

Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Wednesday, April 27, 2011, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers and 0800-279-3953 for U.K. callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until Wednesday, May 11, 2011 at 5:00 p.m. ET by calling 1-888-562-5414 for U.S. and Canadian callers or 1-203-369-3762 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q1-11	Q4-10	% Change	Q1-10	% Change
Adjusted revenues
Investment management fees	$816.1	$799.1	2.1%	$617.6	32.1%
Service and distribution fees	198.7	202.0	(1.6)%	112.5	76.6%
Performance fees	3.8	18.7	(79.7)%	1.4	171.4%
Other	32.7	34.6	(5.5)%	11.3	189.4%
Third-party distribution, service and advisory	(299.5)	(292.7)	2.3%	(198.4)	51.0%
Net revenues	751.8	761.7	(1.3)%	544.4	38.1%

Adjusted operating expenses
Employee compensation	299.7	305.1	(1.8)%	234.1	28.0%
Marketing	53.8	51.9	3.7%	28.4	89.4%
Property, office and technology	64.6	66.3	(2.6)%	54.1	19.4%
General and administrative	61.6	58.2	5.8%	44.8	37.5%
Total adjusted operating expenses	479.7	481.5	(0.4)%	361.4	32.7%

Adjusted operating income	272.1	280.2	(2.9)%	183.0	48.7%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	2.3	7.3	(68.5)%	0.5	360.0%
Interest income	2.7	2.5	8.0%	1.8	50.0%
Interest expense	(16.2)	(16.0)	1.3%	(12.4)	30.6%
Other gains and losses, net	3.7	5.6	(33.9)%	(4.5)	N/A
Adjusted income before income taxes, including gains and losses attributable to noncontrolling interests	264.6	279.6	(5.4)%	168.4	57.1%
Adjusted income tax provision	(73.0)	(73.5)	(0.7)%	(48.3)	51.1%
Adjusted net income, including gains and losses attributable to noncontrolling interests	191.6	206.1	(7.0)%	120.1	59.5%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	0.1	3.2	(96.9)%	(0.1)	N/A
Adjusted net income	$191.7	$209.3	(8.4)%	$120.0	59.8%

Adjusted EPS	$0.41	$0.44	(6.8)%	$0.27	51.9%

Average diluted shares outstanding	472.1	473.1	(0.2)%	442.4	6.7%

Ending Headcount	6,191	5,617	10.2%	4,902	26.3%

Ending AUM (in billions)	$641.9	$616.5	4.1%	$457.7	40.2%

Average AUM (in billions)	$630.2	$616.0	2.3%	$449.6	40.2%

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other Reconciling Items	Non-GAAP basis

Operating revenues
Investment management fees	$792.3	$12.7	$—	$—	$—	$11.1	$—	$816.1
Service and distribution fees	198.7	—	—	—	—	—	—	198.7
Performance fees	3.8	—	—	—	—	—	—	3.8
Other	32.5	0.2	—	—	—	—	—	32.7
Third-party distribution, service and advisory	—	(2.5)	(297.0)	—	—	—	—	(299.5)
Total operating revenues reconciled to net revenues	1,027.3	10.4	(297.0)	—	—	11.1	—	751.8

Operating expenses
Employee compensation	305.9	2.9	—	(5.0)	(4.1)	—	—	299.7
Third-party distribution, service and advisory	297.0	—	(297.0)	—	—	—	—	—
Marketing	53.2	0.6	—	—	—	—	—	53.8
Property, office and technology	64.0	0.6	—	—	—	—	—	64.6
General and administrative	73.6	1.1	—	(9.0)	—	(3.7)	(0.4)	61.6
Transaction and integration	7.9	—	—	(7.9)	—	—	—	—
Total operating expenses	801.6	5.2	(297.0)	(21.9)	(4.1)	(3.7)	(0.4)	479.7

Operating income reconciled to adjusted operating income	225.7	5.2	—	21.9	4.1	14.8	0.4	272.1

Other income/(expense)
Equity in earnings of unconsolidated affiliates	6.7	(5.6)	—	—	—	1.2	—	2.3
Interest and dividend income	2.1	0.4	—	—	(1.0)	1.2	—	2.7
Interest income of consolidated investment products	74.2	—	—	—	—	(74.2)	—	—
Gains/(losses) of consolidated investment products, net	(85.5)	—	—	—	—	85.5	—	—
Interest expense	(16.2)	—	—	—	—	—	—	(16.2)
Interest expense of consolidated investment products	(40.0)	—	—	—	—	40.0	—	—
Other gains and losses, net	7.9	—	—	—	(4.2)	—	—	3.7
Income before income taxes, including gains and losses attributable to noncontrolling interests	174.9	—	—	21.9	(1.1)	68.5	0.4	264.6
Income tax provision	(75.6)	—	—	2.3	0.4	—	(0.1)	(73.0)
Net income, including gains and losses attributable to noncontrolling interests	99.3	—	—	24.2	(0.7)	68.5	0.3	191.6
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	78.2	—	—	—	—	(78.1)	—	0.1
Net income attributable to common shareholders reconciled to adjusted net income	$177.5	$—	$—	$24.2	$(0.7)	$(9.6)	$0.3	$191.7

Operating margin	22.0%					Adjusted operating margin		36.2%

Diluted shares outstanding	472.1					Diluted shares outstanding		472.1

Diluted EPS	$0.38					Adjusted EPS		$0.41

See pages 11 through 12 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other Reconciling Items	Non-GAAP basis

Operating revenues
Investment management fees	$773.7	$13.5	$—	$—	$—	$11.9	$—	$799.1
Service and distribution fees	202.0	—	—	—	—	—	—	202.0
Performance fees	18.7	—	—	—	—	—	—	18.7
Other	34.1	0.5	—	—	—	—	—	34.6
Third-party distribution, service and advisory	—	(2.8)	(289.9)	—	—	—	—	(292.7)
Total operating revenues reconciled to net revenues	1,028.5	11.2	(289.9)	—	—	11.9	—	761.7

Operating expenses
Employee compensation	312.7	2.9	—	(5.0)	(5.5)	—	—	305.1
Third-party distribution, service and advisory	289.9	—	(289.9)	—	—	—	—	—
Marketing	51.3	0.6	—	—	—	—	—	51.9
Property, office and technology	65.6	0.7	—	—	—	—	—	66.3
General and administrative	83.6	1.0	—	(8.8)	—	(2.3)	(15.3)	58.2
Transaction and integration	26.7	—	—	(26.7)	—	—	—	—
Total operating expenses	829.8	5.2	(289.9)	(40.5)	(5.5)	(2.3)	(15.3)	481.5

Operating income reconciled to adjusted operating income	198.7	6.0	—	40.5	5.5	14.2	15.3	280.2

Other income/(expense)
Equity in earnings of unconsolidated affiliates	13.3	(6.3)	—	—	—	0.3	—	7.3
Interest and dividend income	3.6	0.3	—	—	(1.4)	—	—	2.5
Interest income of consolidated investment products	65.0	—	—	—	—	(65.0)	—	—
Gains/(losses) of consolidated investment products, net	(28.0)	—	—	—	—	28.0	—	—
Interest expense	(16.0)	—	—	—	—	—	—	(16.0)
Interest expense of consolidated investment products	(36.6)	—	—	—	—	36.6	—	—
Other gains and losses, net	12.4	—	—	—	(6.8)	—	—	5.6
Income before income taxes, including gains and losses attributable to noncontrolling interests	212.4	—	—	40.5	(2.7)	14.1	15.3	279.6
Income tax provision	(55.7)	—	—	(14.4)	0.9	—	(4.3)	(73.5)
Net income, including gains and losses attributable to noncontrolling interests	156.7	—	—	26.1	(1.8)	14.1	11.0	206.1
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	18.5	—	—	—	—	(15.3)	—	3.2
Net income attributable to common shareholders reconciled to adjusted net income	$175.2	$—	$—	$26.1	$(1.8)	$(1.2)	$11.0	$209.3

Operating margin	19.3%					Adjusted operating margin		36.8%

Diluted shares outstanding	473.1					Diluted shares outstanding		473.1

Diluted EPS	$0.37					Adjusted EPS		$0.44

See pages 11 through 12 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation of deferred compensation awards	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$593.5	$13.5	—	—	—	$10.6	$617.6
Service and distribution fees	112.5	—	—	—	—	—	112.5
Performance fees	1.4	—	—	—	—	—	1.4
Other	11.7	(0.2)	—	—	—	(0.2)	11.3
Third-party distribution, service and advisory	—	(2.8)	(195.6)	—	—	—	(198.4)
Total operating revenues reconciled to net revenues	719.1	10.5	(195.6)	—	—	10.4	544.4

Operating expenses
Employee compensation	237.6	3.4	—	(5.0)	(1.9)	—	234.1
Third-party distribution, service and advisory	195.6	—	(195.6)	—	—	—	—
Marketing	28.3	0.1	—	—	—	—	28.4
Property, office and technology	53.5	0.6	—	—	—	—	54.1
General and administrative	50.0	1.1	—	(3.1)	—	(3.2)	44.8
Transaction and integration	17.2	—	—	(17.2)	—	—	—
Total operating expenses	582.2	5.2	(195.6)	(25.3)	(1.9)	(3.2)	361.4

Operating income reconciled to adjusted operating income	136.9	5.3	—	25.3	1.9	13.6	183.0

Other income/(expense)
Equity in earnings of unconsolidated affiliates	5.8	(5.5)	—	—	—	0.2	0.5
Interest and dividend income	1.6	0.2	—	—	—	—	1.8
Interest income of consolidated investment products	52.5	—	—	—	—	(52.5)	—
Gains/(losses) of consolidated investment products, net	103.1	—	—	—	—	(103.1)	—
Interest expense	(12.4)	—	—	—	—	—	(12.4)
Interest expense of consolidated investment products	(20.8)	—	—	—	—	20.8	—
Other gains and losses, net	(2.1)	—	—	—	(2.4)	—	(4.5)
Income before income taxes, including gains and losses attributable to noncontrolling interests	264.6	—	—	25.3	(0.5)	(121.0)	168.4
Income tax provision	(50.1)	—	—	1.6	0.2	—	(48.3)
Net income, including gains and losses attributable to noncontrolling interests	214.5	—	—	26.9	(0.3)	(121.0)	120.1
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(119.5)	—	—	—	—	119.4	(0.1)
Net income attributable to common shareholders reconciled to adjusted net income	95.0	—	—	26.9	(0.3)	(1.6)	120.0

Operating margin	19.0%				Adjusted operating margin		33.6%

Diluted shares outstanding	442.4				Diluted shares outstanding		442.4

Diluted EPS	$0.21				Adjusted EPS		$0.27

See pages 11 through 12 for notes to the reconciliation

Invesco Ltd.
Notes to the Reconciliation of U.S. GAAP Condensed Consolidated Income Statements to Non-GAAP Condensed Consolidated Income Statement Information

The following are notes to the reconciliations presented on pages 8 through 10. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in our Form 10-K for the year ended December 31, 2010. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition related adjustments

Acquisition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization, amortization of prepaid compensation related to the October 2006 acquisition of W.L. Ross & Co. and all related tax effects. Adjustment amounts are as follows:

In millions	Q1-11	Q4-10	Q1-10
Transaction and integration	$7.9	$26.7	$17.2
Taxation on transaction and integration	(2.9)	(21.3)	(1.9)
Intangible amortization	9.0	12.6	3.1
Taxation on amortization	(1.2)	(1.1)	(0.1)
Prepaid compensation amortization	5.0	5.0	5.0
Deferred taxation	6.4	6.7	3.6
Change in contingent consideration estimates	—	(3.8)	—
Taxation on change in contingent consideration estimates	—	1.3	—
	$24.2	$26.1	$26.9

2.	Consolidated investment products

Certain collateralized loan obligation products were consolidated on January 1, 2010, upon adoption of additional guidance included in Accounting Standards Codification Topic 810 “Consolidation”.

Management fees earned by the company from consolidated investment products were $11.1 million in the first quarter (fourth quarter 2010: $11.9 million; first quarter 2010: $10.6 million). There were no other revenues recorded by the consolidated investment products in the first quarter (fourth quarter 2010: none; first quarter 2010: $0.2 million). By deconsolidating these products in the non-GAAP information, the management fees are added back while the other revenues are excluded. Similarly, the consolidated investment products’ expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $9.6 million in net income attributable to common shareholders in our first quarter U.S. GAAP earnings (fourth quarter 2010: $1.2 million increase; first quarter 2010: $1.6 million increase). The above adjustments remove this impact.

3.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. These investments are held to hedge the economic exposure to market movements. The appreciation of the compensation liability was $4.1 million in the first quarter (fourth quarter 2010: $5.5 million appreciation; first quarter 2010:$1.9 million appreciation) with an investment gain and interest and dividend income of $5.2 million in the first quarter (fourth quarter 2010: $8.2 million gain; first quarter 2010: $2.4 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable taxation charge of $0.4 million in the first quarter (fourth quarter 2010: $0.9 million; first quarter 2010: $0.2 million), result in a net income deduction of $0.7 million for the first quarter (fourth quarter 2010: $1.8 million deduction; first quarter 2010: $0.3 million deduction).

4.      Other Reconciling Items

Included within general and administrative expenses in the fourth quarter of 2010 was a charge of $15.3 million relating to a levy from the U.K. Financial Services Compensation Scheme. An additional $0.4 million charge has been recorded in the first quarter of 2011 reflecting revised estimates of the levy. Assessments were levied upon all Financial Services Authority (FSA)-registered investment management companies in proportion to their "eligible income" (as defined by the FSA) to cover claims resulting from failures of non-affiliated investment firms. The company’s income tax provision includes tax benefits of $0.1 million in the first quarter and $4.3 million in the fourth quarter of 2010 relating to this charge. The net of tax charges of $11.0 million in the fourth quarter were equivalent to a reduction in diluted EPS of $0.02. Due to the unique character and magnitude of these charges, the impact has been excluded in calculating the non-GAAP financial measures.

5.	Definitions of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

6.	Definitions of adjusted EPS

Adjusted EPS is equal to adjusted net income divided by the weighted average number of shares outstanding (as used for diluted EPS).

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q1-11	Q4-10	% Change	Q1-10	% Change
Operating revenues
Investment management fees	$792.3	$773.7	2.4%	$593.5	33.5%
Service and distribution fees	198.7	202.0	(1.6)%	112.5	76.6%
Performance fees	3.8	18.7	(79.7)%	1.4	171.4%
Other	32.5	34.1	(4.7)%	11.7	177.8%
Total operating revenues	1,027.3	1,028.5	(0.1)%	719.1	42.9%

Operating expenses
Employee compensation	305.9	312.7	(2.2)%	237.6	28.7%
Third-party distribution, service and advisory	297.0	289.9	2.4%	195.6	51.8%
Marketing	53.2	51.3	3.7%	28.3	88.0%
Property, office and technology	64.0	65.6	(2.4)%	53.5	19.6%
General and administrative	73.6	83.6	(12.0)%	50.0	47.2%
Transaction and integration	7.9	26.7	(70.4)%	17.2	(54.1)%
Total operating expenses	801.6	829.8	(3.4)%	582.2	37.7%

Operating income	225.7	198.7	13.6%	136.9	64.9%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	6.7	13.3	(49.6)%	5.8	15.5%
Interest income	2.1	3.6	(41.7)%	1.6	31.3%
Interest income of consolidated investment products	74.2	65.0	14.2%	52.5	41.3%
Gains/(losses) of consolidated investment products, net	(85.5)	(28.0)	205.4%	103.1	N/A
Interest expense	(16.2)	(16.0)	1.3%	(12.4)	30.6%
Interest expense of consolidated investment products	(40.0)	(36.6)	9.3%	(20.8)	92.3%
Other gains and losses, net	7.9	12.4	(36.3)%	(2.1)	N/A
Income before income taxes, including gains and losses attributable to noncontrolling interests	174.9	212.4	(17.7)%	264.6	(33.9)%
Income tax provision	(75.6)	(55.7)	35.7%	(50.1)	50.9%
Net income, including gains and losses attributable to noncontrolling interests	99.3	156.7	(36.6)%	214.5	(53.7)%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	78.2	18.5	322.7%	(119.5)	N/A
Net income attributable to common shareholders	$177.5	$175.2	1.3%	$95.0	86.8%

Earnings per share:
---basic	$0.38	$0.37	2.7%	$0.22	72.7%
---diluted	$0.38	$0.37	2.7%	$0.21	81.0%

Average shares outstanding:
---basic	469.9	470.5	(0.1)%	439.0	7.0%
---diluted	472.1	473.1	(0.2)%	442.4	6.7%

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q1-11	Q4-10	% Change	Q1-10
Beginning Assets(a)	$616.5	$604.5	2.0%	$459.5
Long-term inflows	48.0	40.4	18.8%	32.1
Long-term outflows	(41.4)	(57.4)	(27.9)%	(28.5)
Long-term net flows	6.6	(17.0)	N/A	3.6
Net flows in institutional money market funds	2.6	(1.6)	N/A	(10.6)
Market gains and losses/reinvestment	12.9	24.2	(46.7)%	9.7
Acquisitions/dispositions, net	—	5.0	(100.0)%	—
Foreign currency translation	3.3	1.4	135.7%	(4.5)
Ending Assets	$641.9	$616.5	4.1%	$457.7

Average long-term AUM	$564.4	$550.9	2.5%	$374.3
Average institutional money market AUM	65.8	65.1	1.1%	75.3
Average AUM	$630.2	$616.0	2.3%	$449.6
Gross revenue yield on AUM(b)	65.6bps	67.2bps		64.5bps
Gross revenue yield on AUM before performance fees(b)	65.3bps	66.0bps		64.4bps
Net revenue yield on AUM(c)	47.7bps	49.5bps		48.4bps
Net revenue yield on AUM before performance fees(c)	47.5bps	48.2bps		48.3bps

(in billions)	Total AUM	AUM (ex ETF, UIT and passive)	ETF, UIT and passive
December 31, 2010(a)	$616.5	$535.7	$80.8
Long-term inflows	48.0	29.0	19.0
Long-term outflows	(41.4)	(30.5)	(10.9)
Long-term net flows	6.6	(1.5)	8.1
Net flows in institutional money market funds	2.6	2.6	—
Market gains and losses/reinvestment	12.9	10.1	2.8
Foreign currency translation	3.3	3.3	—
March 31, 2011	$641.9	$550.2	$91.7

Average AUM	$630.2	$543.5	$86.7
Gross revenue yield on AUM(b)	65.6bps	74.3bps	11.0bps
Net revenue yield on AUM(c)	47.7bps	53.6bps	11.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2010(a)	$616.5	$378.1	$221.4	$17.0
Long-term inflows	48.0	36.5	10.7	0.8
Long-term outflows	(41.4)	(32.4)	(8.3)	(0.7)
Long-term net flows	6.6	4.1	2.4	0.1
Net flows in institutional money market funds	2.6	—	2.6	—
Market gains and losses/reinvestment	12.9	11.3	1.3	0.3
Foreign currency translation	3.3	2.7	0.6	—
March 31, 2011	$641.9	$396.2	$228.3	$17.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market		Alter-natives(d)
December 31, 2010(a)	$616.5	$294.0	$132.0	$43.5	$68.3		$78.7
Long-term inflows	48.0	25.0	13.3	2.1	0.4		7.2
Long-term outflows	(41.4)	(27.8)	(6.7)	(2.4)	(0.4)		(4.1)
Long-term net flows	6.6	(2.8)	6.6	(0.3)	—		3.1
Net flows in institutional money market funds	2.6	—	—	—	2.6		—
Market gains and losses/reinvestment	12.9	9.7	0.7	0.9	0.1		1.5
Foreign currency translation	3.3	2.1	0.4	0.6	—		0.2
March 31, 2011	$641.9	$303.0	$139.7	$44.7	$71.0	(e)	$83.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2010(a)	$616.5	$415.4	$27.9	$92.1	$35.3	$45.8
Long-term inflows	48.0	33.5	0.7	3.5	4.8	5.5
Long-term outflows	(41.4)	(26.6)	(1.7)	(4.3)	(5.4)	(3.4)
Long-term net flows	6.6	6.9	(1.0)	(0.8)	(0.6)	2.1
Net flows in institutional money market funds	2.6	2.7	0.1	(0.3)	—	0.1
Market gains and losses/reinvestment	12.9	10.2	0.6	1.0	0.8	0.3
Foreign currency translation	3.3	—	0.6	2.2	0.7	(0.2)
March 31, 2011	$641.9	$435.2	$28.2	$94.2	$36.2	$48.1

See page 16 for footnotes to the tables above.

Invesco Ltd.
Quarterly Assets Under Management – ETF, UIT & Passive

(in billions)	Q1-11	Q4-10	% Change	Q1-10
Beginning Assets	$80.8	$89.9	(10.1)%	$53.0
Long-term inflows	19.0	15.8	20.3%	12.5
Long-term outflows	(10.9)	(30.4)	(64.1)%	(12.0)
Long-term net flows	8.1	(14.6)	N/A	0.5
Net flows in institutional money market funds	—	—	N/A	—
Market gains and losses/reinvestment	2.8	4.3	(34.9)%	2.2
Acquisitions/dispositions, net	—	0.7	(100.0)%	—
Foreign currency translation	—	0.5	(100.0)%	—
Ending Assets	$91.7	$80.8	13.5%	$55.7

Average long-term AUM	86.7	90.2	(3.9)%	51.8
Average institutional money market AUM	—	—	N/A	—
Average AUM	$86.7	$90.2	(3.9)%	$51.8
Gross revenue yield on AUM(b)	11.0bps	9.5bps		14.0bps
Gross revenue yield on AUM before performance fees(b)	11.0bps	9.5bps		14.0bps
Net revenue yield on AUM(c)	11.0bps	9.5bps		14.0bps
Net revenue yield on AUM before performance fees(c)	11.0bps	9.5bps		14.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2010	$80.8	$70.6	$10.2	—
Long-term inflows	19.0	15.4	3.6	—
Long-term outflows	(10.9)	(10.7)	(0.2)	—
Long-term net flows	8.1	4.7	3.4	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	2.8	2.9	(0.1)	—
Foreign currency translation	—	—	—	—
March 31, 2011	$91.7	$78.2	$13.5	—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2010	$80.8	$42.8	$19.8	—	—	$18.2
Long-term inflows	19.0	11.2	4.5	—	—	3.3
Long-term outflows	(10.9)	(8.8)	(0.5)	—	—	(1.6)
Long-term net flows	8.1	2.4	4.0	—	—	1.7
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	2.8	2.1	(0.1)	—	—	0.8
Foreign currency translation	—	—	—	—	—	—
March 31, 2011	$91.7	$47.3	$23.7	—	—	$20.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2010	$80.8	$77.3	—	—	$1.2	$2.3
Long-term inflows	19.0	18.8	—	—	0.2	—
Long-term outflows	(10.9)	(10.8)	—	—	(0.1)	—
Long-term net flows	8.1	8.0	—	—	0.1	—
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	2.8	2.7	—	—	0.1	—
Foreign currency translation	—	—	—	—	—	—
March 31, 2011	$91.7	$88.0	—	—	$1.4	$2.3

See page 16 for footnotes to the tables above.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)	The beginning balances were adjusted to reflect certain asset reclassifications.

(b)
Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the first quarter for our JVs in China was $3.5 billion (fourth quarter 2010: $3.6 billion; first quarter 2010: $3.8 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company’s true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 8 through 12 of this release for a reconciliation of operating revenues to net revenues.

(c)
Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 through 12 of this release for a reconciliation of operating revenues to net revenues.

(d)	The alternatives asset class includes absolute return, real estate, commodities, currencies, financial structures, Global Macro, REITS, private capital, and Risk Premia Capture.

(e)	Ending Money Market AUM includes $66.9 billion in institutional money market AUM and $4.1 billion in retail money market AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	16%	64%	96%	10%	69%	63%
	U.S. Growth	60%	48%	55%	60%	61%	56%
	U.S. Value	63%	96%	95%	63%	94%	94%
	Sector	61%	87%	75%	47%	65%	53%
	U.K.	99%	94%	95%	1%	91%	91%
	Canadian	44%	78%	77%	66%	73%	28%
	Asian	50%	76%	95%	37%	83%	79%
	Continental European	62%	84%	83%	44%	33%	76%
	Global	33%	54%	78%	28%	52%	40%
	Global Ex U.S. and Emerging Markets	69%	93%	92%	63%	94%	93%
Balanced
	Balanced	43%	80%	82%	34%	78%	72%
Money Market
	Money Market	36%	75%	75%	96%	93%	94%
Fixed Income
	U.S. Fixed Income	53%	43%	41%	67%	38%	60%
	Global Fixed Income	82%	83%	86%	89%	86%	87%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 60%, 60%, and 58% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 73%, 71%, and 69% of total Invesco AUM, respectively, as of 3/31/11. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes Invesco PowerShares, W.L. Ross & Co., Invesco Private Capital, non-discretionary direct real estate products and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.